Exhibit 99.1

Certification Pursuant to 18 U.S.C. § 1350

The undersigned officer certifies that this Quarterly Report on Form 10-KSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:    November 5, 2002

Quintek Technologies, Inc.
By:	Thomas W. Sims
Thomas W. Sims, Chief Executive Officer and Chief Accounting Officer